Exhibit 99.1

65 West Watkins Mill Road Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

FOR IMMEDIATE RELEASE:	CONTACT: Douglas J. Swirsky Chief Financial Officer (240) 632-5510 dswirsky@genvec.com
GENVEC ANNOUNCES MANUFACTURING AGREEMENT
FOR TNFERADE™
GAITHERSBURG, MD – January 24, 2008 – GenVec, Inc. (Nasdaq: GNVC) announced today that it has entered into a manufacturing development agreement with Cobra Biomanufacturing Plc for TNFerade™, GenVec’s lead product candidate. The agreement will cover technology transfer, scale-up, and validation of the manufacturing process for TNFerade through cGMP consistency lots that will be produced at Cobra’s facility in Oxford, United Kingdom.
“GenVec selected Cobra based upon their expertise in viral manufacturing and the experience of key staff members with commercial biopharmaceutical products. Activities under this agreement will establish a clear path for the submission of the chemistry, manufacturing, and controls (CMC) portion of a biological license application for TNFerade as GenVec works towards the completion of our current Phase III clinical trial,” said Dr. Bryan Butman, GenVec’s Senior Vice President of Vector Operations.
“We are delighted to work with GenVec on this exciting project. TNFerade has demonstrated great potential for the treatment of pancreatic cancer,” added Simon Saxby, Cobra Biomanufacturing’s Chief Operating Officer. “This agreement will leverage Cobra’s significant experience manufacturing recombinant adenovirus under cGMP conditions.”
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About GenVec
GenVec, Inc. is a biopharmaceutical company developing novel therapeutic drugs and vaccines. GenVec’s lead product, TNFerade™ is currently in a pivotal clinical study (PACT) in locally advanced pancreatic cancer. Additional clinical trials are in progress in rectal cancer, head and neck cancer and melanoma. GenVec also uses its proprietary adenovector technology to develop vaccines for infectious diseases including HIV, malaria, foot-and-mouth disease, respiratory syncytial virus (RSV), and influenza. Additional information about GenVec is available at www.genvec.com and in the company’s various filings with the Securities and Exchange Commission.
About TNFerade™
TNFerade is an adenovector, or DNA carrier, which contains the gene for tumor necrosis factor-alpha (TNFa), an immune system protein with potent and well-documented anti-cancer effects, for direct injection into tumors. After administration, TNFerade stimulates the production of TNFa in the tumor. GenVec is developing TNFerade for use in combination with radiation and/or chemotherapy for the treatment of various cancers.
About Cobra Biomanufacturing
Cobra Biomanufacturing is a leading manufacturer of biopharmaceuticals dedicated to designing robust processes for its international life science customers that deliver quality preclinical and clinical products. To comply with the rigorous regulatory requirements of today, Cobra’s flexible and resourceful teams devise innovative, streamlined and optimized solutions to overcome the hurdles in manufacturing proteins, viruses, DNA, and cell products. All Cobra’s programs meet cGMP standards worldwide with full regulatory support. Cobra Biomanufacturing Plc is an AIM listed public limited company registered in England and Wales, registration number 4442927. Cobra provides services to customers worldwide from its two facilities in Oxford and Keele, United Kingdom, our main country of operation.
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Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and operating expenses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by GenVec to secure and maintain relationships with collaborators; risks relating to the early stage of GenVec’s product candidates under development; uncertainties relating to clinical trials; risks relating to the commercialization, if any, of GenVec’s proposed product candidates; dependence on the efforts of third parties; dependence on intellectual property; and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.
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